EXHIBIT 8


                                   MANAGERS OF
                      ITELTECH, LLC AS OF OCTOBER 24, 2001

         The name, position, principal occupation and business address of each executive officer and director of ITelTech, LLC is set forth below. Each person listed below is a citizen of the United States.

Name                     Position                         Principal Occupation            Business Address
----                     --------                         --------------------            ----------------
Robert S. Feit           Director, President and          General Attorney of AT&T Corp.  c/o AT&T Corp.
                         Secretary                                                        295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Steven Garfinkel         Vice President                   General Attorney of AT&T Corp.  c/o AT&T Corp.
                                                                                          295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

James H. Hodge           Director and Treasurer           Assistant Treasurer of AT&T     c/o AT&T Corp.
                                                          Corp.                           295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Lawrence R. Kurland      Director                         General Attorney of AT&T Corp   c/o AT&T Corp.
                                                                                          295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920
